EXHIBIT 10.14


                    SETTLEMENT AGREEMENT, GENERAL RELEASE AND
                    -----------------------------------------
                               COVENANT NOT TO SUE
                               -------------------


     This Settlement Agreement, General Release and Covenant Not to Sue ("Agreement") is made this ____ day of December, 1999, by and between MVA Rehabilitation Associates ("MVA"), MDI Rehab Inc. ("MDI"), Middlesex MRI Center, Inc. ("MRI"), (hereinafter collectively referred to as "Releasors"), on the one hand, and Eric T. Shebar, M.D. ("Shebar") on the other hand.

     WHEREAS MVA and Shebar entered into a Key Employee Agreement, a copy of which is attached hereto as Exhibit A;

     WHEREAS, in August, 1998, Posternak, Blankstein & Lund, on behalf of MVA, sent a letter to Shebar terminating his employment, a copy of which is attached hereto as Exhibit B;

     WHEREAS, Shebar claims that the Releasors breached said Key Employee Agreement relationship;

     WHEREAS, the parties are currently engaged in Civil Action No. 98-5183B, currently pending in Middlesex Superior Court entitled MVA Rehabilitation
                                                       ------------------
Associates; MDI Rehab, Inc., General Partner of MVA Rehabilitation Associates;
------------------------------------------------------------------------------
Middlesex MRI Center, Inc., General Partner of MVA Rehabilitation Associates v.
-------------------------------------------------------------------------------
Eric T. Shebar, et al. (hereinafter "the Civil Action");
----------------------

     WHEREAS, the parties desire to resolve this dispute without admission of liability, in order that the parties seek to avoid the expense and inconvenience of litigation;

     WHEREAS, the parties desire to enter into a compromise agreement that will terminate all aspects of Shebar's alleged claims, causes of action and/or damages arising out of or relating in any way to his relationship with the Releasors in any capacity and at any time;

     WHEREAS, Releasors deny and dispute all of Shebar's alleged claims and causes of action, and deny any liability or responsibility therefor;

     NOW, THEREFORE, in consideration of the promises, conditions and representations set forth herein, the payment being made to Shebar by Releasors as set forth below, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Shebar and the Releasors agree as follows:

     1.   Definitions
          -----------

               1(a)      Any reference in this Agreement to Shebar shall, at all
times, unless otherwise specified, include, and this Agreement shall cover, his attorneys, heirs, administrators, representatives, attorneys, executors, legatees, partners, affiliates, successors, agents and assigns.

               1(b)      Any reference in this Agreement to the Releasors and/or
to MVA, MDI and MRI shall, at all times, unless otherwise specified, include, and this Agreement shall cover, their predecessors, successors, affiliates, subsidiaries, joint-venturers, and/or all of their past, present and future officers, directors, employees, former employees, representatives, shareholders, trustees, attorneys, agents, assigns, and all other legal entities describing their organizations, and parents or controlling companies.

     2.   Consideration
          -------------

     For good and valuable consideration (including but not limited to the exchange of mutual covenants and dismissal with prejudice, of the Civil Action), the receipt and sufficiency of which is hereby acknowledged.

     The parties have reached a full settlement of the subject matter of the Civil Action as follows:

     o $10,000 to be paid to Shebar by Releasors simultaneously with delivery to counsel for Releasors of this executed Agreement and the executed Stipulation of Dismissal in the form attached, for filing with the court. It is agreed that the Stipulation of Dismissal may not be filed with the court until this initial payment is made to Shebar;
     o $50,000 to be paid to Shebar by Releasors on or before December 31, 1999;
     o $10,000 to be paid to Shebar by Releasors on or before December 31, 2000;
     o $10, 000 to be paid to Shebar by Releasors on or before December 31, 2001;
     o All payments will be paid by Releasors pursuant to the provisions of an unsecured promissory note (a copy of which is attached as Exhibit C), which note shall provide for joint and several liability among the Releasors.

     Shebar expressly acknowledges and agrees that no further benefits, sums, payments or monies are owed to him by Releasors pursuant to or on account of Exhibits A or B, nor under any other factual or legal theories or claims.

         Releasors will issue Shebar IRS 1099 forms for the respective payments. Shebar agrees and covenants to indemnify and hold Releasors harmless for any tax liability that they may incur for not making tax deductions, together with any interest and penalties assessed thereon, which may be assessed by the Internal Revenue Service or the Massachusetts Department of Revenue arising from the payment made to Shebar pursuant to this Agreement. This method of payment represents a good faith assessment by all parties of the appropriate tax and other treatment of such amounts.

     Simultaneously with delivery to counsel for Releasors of: (1) a fully executed counterpart of this Agreement; and (2) a fully executed Stipulation of Dismissal With Prejudice (a copy of which is attached hereto as Exhibit D), Releasors shall make the first payment referred to above.

     The payments to Shebar and/or his counsel are in full and final settlement of all matters, claims and damages of any nature arising out of Shebar's relationship with Releasors at any time, whether or not asserted to date.

     3.   No Liability
          ------------

     The parties dispute and deny any liability whatsoever for their alleged claims and/or damages. This settlement is entered into by the parties for the purpose of avoiding litigation fees and costs.

     4.   Re-employment or Reinstatement
          ------------------------------

     Shebar has not, does not, and will not seek employment with Releasors, and hereby forever releases and discharges them from any and all liability to reinstate or re-employ him in any capacity and any and all claims of a right to reinstatement, and/or any claims whatsoever, of any name or nature, arising out of or related to Shebar's seeking re-employment or reinstatement.

     5.   General Release and Covenant Not To Sue
          ---------------------------------------

          a. Except with respect to any rights, obligations or duties arising out of this Agreement, all of which are expressly excluded from this Settlement Agreement, General Release and Covenant Not To Sue, Shebar , and anyone else claiming by, through or under him, hereby fully, forever, irrevocably and unconditionally: (a) release, remise, and discharge Releasors and/or Caprius, Inc. ("Caprius") (their directors, shareholders, officers, employees, agents, servants, affiliates, subsidiaries, and parent corporation) of and from, and (b) agree and covenant not to institute, submit, file or bring, or permit to be instituted, submitted, filed or brought on his behalf, either singly or collectively, against Releasors and/or Caprius in any court, administrative agency, or other forum, any and all manner of claims, counterclaims, charges, complaints, demands, actions, causes of action, suits, rights, debts, dues, sums of money, costs, losses, accounts, reckonings, covenants, contracts, controversies, agreements, promises, leases, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs, expert witness fees and costs, consultants' fees and costs), of every kind and nature whatsoever, whether known or unknown, either at law, in equity, or mixed, which he ever had, now has, or can, shall, or may have in the future against Releasors and/or Caprius by reason of, on account of, or arising out of any matter or thing which has happened, developed, or occurred before the signing of this Agreement, including, but not limited to: all claims and/or causes of action which were made and/or which could have been made in the Civil Action; any suits in tort or contract, and any claims or suits for physical injury or personal injury; any claims for intentional or negligent infliction of emotional distress; any claims for loss of consortium; any claims for breach of employment contract; any claims for wrongful termination of employment whether in contract or tort; any claims for defamation or injury to reputation; any claims for interference with contractual or advantageous relations, whether prospective or existing; any claims for violations of the Massachusetts Civil Rights Act, M.G.L. c.12, Section 11I; any claims arising out of, based on, or connected with Shebar's employment by Releasors and/or Caprius and the termination of that employment, including without limitation, any causes of action or claims for unlawful employment discrimination or retaliation arising under or based on M.G.L. c.151B, Section 1 et seq.; M.G.L. c.93, Section 102,
Section 103; M.G.L. c.214, Section 1C; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq.; The Americans with Disabilities Act, 42 U.S.C. Section 12101; the Civil Rights Act of 1866; 42 U.S.C. Section 1981-88; Sections 503 and 504 of the Rehabilitation Act of 1973, as amended; 29 U.S.C. Sections 793 and 794; and any other state or federal equal employment opportunity law, public policy, order or regulation affecting or regulating the claims or rights of employees; and all claims for attorneys' fees and costs.

     It is expressly agreed and understood that this Release is a General Release. Shebar further agrees not to institute any charge, complaint or lawsuit to challenge the validity of this Settlement Agreement, General Release and Covenant Not To Sue or the circumstances surrounding its execution.

     Shebar declares and represents that any damages or losses that may have been sustained by him may not be fully known to him and may be more numerous and more serious than he now believes or expects and, in executing this Agreement it is understood and agreed that he relies wholly upon his own judgment of the future development, progress and result of said damages and losses, both known and unknown, and that he has not been influenced to any extent whatsoever in the making of this release by any representations or statements regarding such damages and losses or the legal liability therefor, or regarding any other matters, made by Releasors and/or Caprius or by any person or persons representing them, and that he accepts the terms herein in full settlement and satisfaction of all claims or demands whatsoever for all losses and damages to him, both known and unknown.

     Shebar further represents and warrants that he has not filed any complaints, charges or claims for relief against Releasors and/or Caprius with any other local, state or federal court or administrative agency.

     b. Except with respect to any rights, obligations or duties arising out of this Agreement, all of which are expressly excluded from this Settlement Agreement, General Release and Covenant Not To Sue, Releasors and/or Caprius, and anyone else claiming by, through or under them, hereby fully, forever, irrevocably and unconditionally: (a) release, remise, and discharge Shebar (their heirs administrators, executors, successors and assigns) of and from, and
(b) agree and covenant not to institute, submit, file or bring, or permit to be instituted, submitted, filed or brought on his behalf, either singly or collectively, against Shebar in any court, administrative agency, or other forum, any and all manner of claims, counterclaims, charges, complaints, demands, actions, causes of action, suits, rights, debts, dues, sums of money, costs, losses, accounts, reckonings, covenants, contracts, controversies, agreements, promises, leases, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs, expert witness fees and costs, consultants' fees and costs), of every kind and nature whatsoever, whether known or unknown, either at law, in equity, or mixed, which they ever had, now have, or can, shall, or may have in the future against Shebar by reason of, on account of, or arising out of any matter or thing which has happened, developed, or occurred before the signing of this Agreement, including, but not limited to: all claims and/or causes of action which were made and/or which could have been made in the Civil Action; any suits in tort or contract, and any claims or suits for breach of employment contract; any claims for defamation or injury to reputation; any claims for interference with contractual or advantageous relations, whether prospective or existing; any claims arising out of, based on, or connected with Shebar's employment by Releasors and/or Caprius and the termination of that employment; all claims arising under or based on and any other state or federal law, public policy, order or regulation affecting or regulating the claims or rights of employees; and all claims for attorneys' fees and costs.

     It is expressly agreed and understood that this Release is a General Release. Releasors and/or Caprius further agree not to institute any charge, complaint or lawsuit to challenge the validity of this Settlement Agreement, General Release and Covenant Not To Sue or the circumstances surrounding its execution.

     Relesors and/or Caprius declare or represent that any damages or losses that may have been sustained by them may not be fully known to them and may be more numerous and more serious than they now believes or expects and, in executing this Agreement it is understood and agreed that they rely wholly upon their own judgment of the future development, progress and result of said damages and losses, both known and unknown, and that they have not been influenced to any extent whatsoever in the making of this release by any representations or statements regarding such damages and losses or the legal liability therefor, or regarding any other matters, made by Shebar or by any person or persons representing him, and that they accept the terms herein in full settlement and satisfaction of all claims or demands whatsoever for all losses and damages to them, both known and unknown.

     Releasors and/or Caprius further represent and warrant that they have not filed any complaints, charges or claims for relief against Shebar with any other local, state or federal court or administrative agency.

     Notwithstanding the forgoing, Releasors and/or Caprius do not release Shebar from any claims or liabilities for which Releasors and/or Caprius may be liable arising out of any criminal fraud or other violations of criminal law committed by him during the course of his employment. Caprius and/or Releasors are not presently aware of any such criminal fraud or other violations of criminal law and specifically agree that this paragraph does not exempt from the general release any conduct alleged in the lawsuit or conduct of a civil nature.

     6.   Nature of Agreement
          -------------------

     It is understood and agreed by the parties hereto that this Agreement is a settlement of disputed claims and that this Agreement does not constitute an admission of liability or wrongdoing on the part of any of the parties to said Agreement.

     7.   Breach
          ------

     In the event that Shebar institutes legal proceedings for breach of this Agreement, or any provision thereof, the parties agree that his sole remedy available shall be enforcement of the terms of this Agreement and/or a claim for damages resulting from a breach of this Agreement, but that under no circumstances shall Shebar be entitled to revive, reassert or assert any claims released or abandoned under this Agreement, or to seek an award of attorneys' fees and costs in connection with any released, abandoned, dismissed or previously identified

     If the payments under this agreement are not timely made, all remaining payments are deemed to be accelerated, and Releasors will be liable for Shebar's attorney's fees.

     8.   Representation
          --------------

     Shebar represents and agrees that by the form of this Agreement, he has discussed all aspects of this Agreement with an attorney prior to executing the Agreement, has carefully read and fully understands all of the provisions of this Agreement, is voluntarily entering into this Agreement, and has been given a reasonable period of time within which to consider the Agreement.

     9.   Applicable Law
          --------------

     This Agreement shall be deemed to be made and entered into in the Commonwealth of Massachusetts, and shall in all respects be interpreted, enforced and governed under the laws of said Commonwealth. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. The terms of this Agreement are contractual in nature, and not a mere recital, and they shall take effect as a sealed document.

     10.  Severability
          ------------

     Should any provision of this Agreement be declared, or be determined by any court or administrative agency to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     11.  Voluntary and Reasonable
          ------------------------

     The parties have fully discussed and reviewed the terms of this Agreement with their counsel. Based upon that review and discussion, the parties hereby acknowledge that they understand the terms of this Agreement and that they are entering into this Agreement voluntarily and in full settlement of all claims because they believe the settlement to be fair and reasonable.

     Shebar further states that he has carefully read the foregoing Agreement, consulted with his counsel regarding the Agreement, knows the contents of the Agreement, freely and voluntarily assents to all of the terms and conditions of the Agreement, and signs the Agreement as his own free act.

     12.  Entire Agreement
          ----------------

     This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. Shebar agrees that he does not sign this Agreement in reliance upon any representation or statement made by Releasors or their counsel. This Agreement may not be changed orally or otherwise, but only by agreement in writing of concurrent or subsequent date, signed by a duly authorized representative of the parties hereof. This Agreement may be executed in counterpart originals.

                  IN WITNESS WHEREOF, the parties have set their hands and seals to this Settlement Agreement, General Release and Covenant Not To Sue, as of the date written above.


                                        -------------------------------
                                        Eric T. Shebar, M.D.



                                        -------------------------------
                                        MVA Rehabilitation Associates


                                        -------------------------------
                                        MDI Rehab, Inc.


                                        -------------------------------

                                        Middlesex MRI Center, Inc.



Dated:  December     , 1999
                 ----



                         Commonwealth of Massachusetts

County of
          ----------------

     On this the          day of December, 1999 before me, a Notary Public in
                 --------
and for said county and state, personally appeared Eric T. Shebar, M.D., who subscribed his name to the foregoing Settlement Agreement, General Release and Covenant Not To Sue, and acknowledged the execution thereof to be his voluntary act and deed.

                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires:

                               State of New Jersey

County of
          ----------------

     On this the          day of December, 1999, before me, a Notary Public in
                 --------
and for said county and state, personally appeared                   of MVA
                                                   -----------------
Rehabilitation Associates, who subscribed his name to the foregoing Settlement Agreement, General Release and Covenant Not To Sue, and acknowledged the execution thereof to be his voluntary act and deed.

                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires:



                               State of New Jersey

County of
          ----------------

     On this the          day of December, 1999, before me, a Notary Public in
                 --------
and for said county and state, personally appeared                   of MDI
                                                   -----------------
Rehab, Inc., who subscribed his name to the foregoing Settlement Agreement, General Release and Covenant Not To Sue, and acknowledged the execution thereof to be his voluntary act and deed.

                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires:



                               State of New Jersey

County of
         -----------------

     On this the          day of December, 1999, before me, a Notary Public in
                 --------
and for said county and state, personally appeared                   of MRI
                                                   -----------------
Center, Inc., who subscribed his name to the foregoing Settlement Agreement, General Release and Covenant Not To Sue, and acknowledged the execution thereof to be his voluntary act and deed.

                                        -----------------------------------
                                        Notary Public
                                        My Commission Expires: